Exhibit 10.2

                               AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT, effective as of the 31st day of March, 2006, is entered into by and between Brainstorm Cell Therapeutics Inc.(formerly Golden Hand Resources, Inc.), a company formed under the laws of the State of Washington, having a place of business at 1350 Avenue of the Americas New York, NY 10019 ("Company"), Ramot at Tel Aviv University Ltd., a company formed under the laws of Israel, having a place of business at Tel Aviv University in Ramat-Aviv, Tel Aviv 61392, Israel ("Ramot"), and the additional persons set forth in Annex A (the "Scientists", and together with Ramot, the "Warrant Holders").

WHEREAS, The Company and Ramot entered into a Research and License Agreement dated July 12, 2004 (the "Original Agreement"), which was subsequently amended and replaced by a Research and License Agreement dated March 27, 2006 (the "Amended Research and License Agreement"); and

WHEREAS, In accordance with its obligations under (i) the Original Agreement and the Amended Research and License Agreement, and (ii) various agreements between the Company and certain of the scientists, the Company issued to Ramot and the Scientists warrants to purchase an aggregate of 12,800,845 shares of the Company's common stock at a purchase price of $.01 per share, (the "Warrants") and undertook to register the shares underlying such Warrants by no later than twenty-one months following the date of execution of the Original Agreement; and

WHEREAS, The Company and the Warrant Holders entered into a Registration Rights Agreement dated July 18, 2004, setting forth the registration rights of the Warrant Holders with respect to the Warrants, including the Company's obligation to register the shares underlying the Warrants by no later than twenty-one months following the date of execution of the Original Agreement (the "Registration Rights Agreement"); and

WHEREAS, The Company has requested, and the Warrant Holders have agreed, to postpone the date by which the shares underlying the Warrants must be registered to no later than December 31, 2006, subject to the terms and conditions set forth herein; and

WHEREAS, The Company and the Warrant Holders wish to amend the Amended Research and License Agreement, the Warrants and the Registration Rights Agreement to give effect to the agreement that has been reached between them concerning deferral of the date by which the shares underlyng the Warrants must be registered and the conditions for such deferral;

NOW, THEREFORE, the parties agree as follows:

1. Amendment of the Warrants.

1.1 Effective as of the date hereof, the Company and the Warrant Holders agree to amend and replace section 9 of the Warrants, with the following:

         "9. Registration Rights. The Company agrees to register the shares of Common Stock underlying this Warrant (whether by demand, piggy back registration or otherwise) by no later than December 31, 2006, and agrees to maintain the effectiveness of a registration statement covering such shares until the earlier of (i) the time at which all of the shares underlying the warrant then held by the Holder could be sold in any 90 day period pursuant to Rule 144 under the Securities Act or
         (ii) the expiration date of the warrant. These registration rights shall be set forth fully in a separate registration rights agreement to be entered into between the Company and the Holder. "

1.2. Within 30 days of the execution of this Amendment, the Company shall issue the Warrant Holders with replacement Warrants in the form attached hereto as Annex B. Except for the foregoing amendment, the terms of the Warrants shall remain unchanged and in full force and effect.

1.3. Effective as of the date hereof, the Company and Ramot agree to amend and replace Exhibit 7.2 of the Amended Research and License Agreement with the form of Warrant attached as Annex B.

2. Amendment of the Registration Rights Agreement. Simultaneous with the execution of this Amendment, the Parties shall execute the Amended and Restated Registration Rights Agreement attached hereto as Annex C. The Company acknowledges that the Warrant Holders have agreed to postpone the date by which the shares underlying the Warrants must be registered in consideration for, and in reliance upon, the amended terms and conditions set forth in the Amended and Restated Registration Rights Agreement.


[Remainder of page intentionally left blank. Signature page follows.]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.


Ramot at Tel Aviv University Ltd.         Brainstorm Cell Therapeutics Inc.
By: /s/ Hagit Messer-Yaron                By: /s/ Yoram Drucker
    -------------------------------           -----------------------------
Name: Professor Hagit Messer-Yaron        Name: Yoram Drucker
Title: Chairperson                        Title: Chief Operating Officer
                                                 (Principal Executive Officer)

By: /s/ Yehuda Niv
    -------------------------------
Name: Yehuda Niv
Title: CEO




Eldad Melamed

/s/ Eldad Melamed
---------------------------


Daniel Offen

/s/ Daniel Offen
---------------------------


Yossef Levy

/s/ Yossef Levy
----------------------------


Pnina Greene

/s/ Pnina Greene
----------------------------

                                     ANNEX A


                                   SCIENTISTS


  Eldad Melamed


  Daniel Offen


  Yossef Levy


  Pnina Greene